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                                                                    EXHIBIT 23.6



To the Board of Directors
HMA Enterprises, Inc.:


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the registration statement.


KPMG Peat Marwick LLP

/s/ KPMG Peat Marwick LLP


Houston, Texas
January 10, 1997


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